Exhibit 10.1

RUTH’S HOSPITALITY GROUP, INC.

(F/K/A/ RUTH’S CHRIS STEAK HOUSE, INC.)

SECOND AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER

This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”) is dated as of December , 2009 and entered into by and among RUTH’S HOSPITALITY GROUP, INC. (f/k/a/ Ruth’s Chris Steak House, Inc.), a Delaware corporation (“Company”), the financial institutions from time to time party to the Credit Agreement referred to below (“Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 5 hereof, the Guarantors (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain First Amended and Restated Credit Agreement dated as of February 19, 2008, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of February 26, 2009 (as so amended, the “Credit Agreement”), by and among Company, Lenders, Banc of America Securities LLC, as a co-lead arranger, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

R E C I T A L S

WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

Section 1.1 Amendments to Section 1: Definitions.

A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“BRS Investors” means Bruckmann, Rosser, Sherrill & Co. III, L.P., a Delaware limited partnership, and BRS Coinvestor III, L.P., a Delaware limited partnership.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense, but excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

“Permitted Investors” means Madison Dearborn, the BRS Investors and their respective Affiliates.

“Second Amendment” means the Second Amendment to First Amended and Restated Credit Agreement dated as of December , 2009 among Company, Lenders and Administrative Agent.

“Second Amendment Effective Date” means the date on which all conditions set forth in Section 3 of the Second Amendment are satisfied.”

B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Change in Control,” “Consolidated Capital Expenditures,” “Consolidated EBITDA,” “Consolidated Fixed Charges” and “Consolidated Leverage Ratio” therefrom and substituting the following therefor:

“Change in Control” means any of the following: (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Investors, existing stockholders as of the Closing Date and employees of Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly of 20% or more of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Company, (ii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any “Change in Control” as defined in Company’s Articles of Incorporation. As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

“Consolidated Capital Expenditures” means, for any period and without duplication, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided that “Consolidated Capital Expenditures” shall not include the purchase price for the Capital Stock of a Person or substantially all the assets of a Person, including a Ruth’s Chris restaurant franchise. For purposes of this definition, the purchase price of any asset that is purchased with insurance proceeds or with Net Asset Sale Proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the amount of such insurance proceeds or Net Asset Sale Proceeds, as the case may be.

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) non-cash write-offs or impairment of restaurant assets (including write-offs due to impairment of goodwill) and cash write-offs of the Manhattan UN Facility, (vii) non-recurring costs and expenses in connection with severance payments, hurricane and relocation costs, and business acquisition costs, (viii) ongoing non-cash GAAP costs in connection with, but not limited to, stock options, restricted stock, bank fees and pre-opening straight-line rent, (ix) non-recurring costs and expenses in connection with restaurant closures and lease terminations in an aggregate amount not to exceed $4,000,000, (x) Consolidated Rental Expense under the Real Property Operating Lease for the Florida Headquarters following the sale and leaseback of such property, and (xi) costs and expenses payable in connection with the opening of a new restaurant in an amount not to exceed $500,000 for each new restaurant, in the case of clauses (ii)-(xi), to the extent deducted in the calculation of Consolidated Net Income, less non-cash items added in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that in the event Company or any of its Subsidiaries acquires a Ruth’s Chris restaurant franchise during such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Debt, and (iii) Consolidated Rental Expense, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

“Consolidated Leverage Ratio” means, as at any date, the ratio of (i) Consolidated Total Debt (other than Indebtedness with respect to any Capital Lease created through the sale and leaseback of the Florida Headquarters) as at such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarter period most recently ended as at such date.

C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Acquisition EBITDA” therefrom in its entirety.

D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Revolving Loan Commitment Termination Date” therefrom and substituting the following therefor:

“Revolving Loan Commitment Termination Date” means the earlier of the fifth anniversary of the Second Amendment Effective Date and February 19, 2015.

Section 1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans.

A. Revolving Loan Commitment. Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(i) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time and the incurrence test set forth below, to lend to Company from time to time during the period from the Second Amendment Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Revolving Lender’s Revolving Loan Commitment, as of the Second Amendment Effective Date, is set forth opposite its name on Schedule 2.1 annexed hereto, and the Revolving Loan Commitment Amount, as of the Second Amendment Effective Date, is $130,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitations that (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect and (b) during Fiscal Year 2010, in no event shall a Revolving Loan be made if, after giving effect to such Revolving Loan, the Consolidated Leverage Ratio, calculated on a pro forma basis, would exceed 3.75 to 1.00.”

B. Rate of Interest. Subsection 2.2A of the Credit Agreement is hereby amended by deleting clause (i) thereof and substituting the following therefor:

“(i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv); or

if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv):

	Consolidated Leverage Ratio	Eurodollar Rate Margin	Base Rate Margin
Greater than or equal to	4.00:1.00	5.00%	3.75%

Greater than or equal to but less than	3.50:1.00 4.00:1.00	4.250%	3.00%

Greater than or equal to but less than	3.00:1.00 3.50:1.00	3.75%	2.50%

Less than	3.00:1.00	3.25%	2.00%

provided that, until the delivery of the Compliance Certificate for the first Fiscal Quarter of Fiscal Year 2011, (A) the applicable margin on and after the Second Amendment Effective Date for Revolving Loans that are Eurodollar Rate Loans shall be the higher of: (1) 3.50% per annum and (2) the Eurodollar Rate Margin set forth in the table above opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv) and (B) the applicable margin on and after the Second Amendment Effective Date for Revolving Loans that are Base Rate Loans shall be the higher of: (1) 2.25% per annum and (2) the Base Rate Margin set forth in the table above opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv).”

C. Interest Periods. Subsection 2.2B of the Credit Agreement is hereby amended by (i) adding the word “and” at the end of clause (vi) thereof, (ii) deleting the semicolon and the word “and” at the end of clause (vii) thereof and substituting a period therefor, and (iii) deleting clause (viii) thereof in its entirety.

D. Commitment Fees. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Restatement Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment Amount over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding

Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv):

	Consolidated Leverage Ratio	Commitment Fee Percentage
Greater than Or equal to	3.50:1.00	0.500%

Less than	3.50:1.00	0.375%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each calendar year, commencing on March 31, 2009, and on the Revolving Loan Commitment Termination Date; provided that until the delivery of the Compliance Certificate for the first Fiscal Quarter of Fiscal Year 2011, the applicable commitment fee percentage on and after the Second Amendment Effective Date shall be 0.500% per annum. Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Compliance Certificate; provided that, if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.”

E. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A of the Credit Agreement is hereby amended by deleting the final sentence of clause (ii) and clause (v) thereof in their entirety.

F. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A(iv) of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety.

Section 1.3 Amendments to Section 7: Company’s Negative Covenants.

A. Investments. Subsection 7.3 of the Credit Agreement is hereby amended by deleting clauses (iv) and (vi) in their entirety and substituting the following therefor:

“(iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.14;

“(vi) following the end of Fiscal Year 2010, Company and its Subsidiaries may make acquisitions of Ruth’s Chris restaurants from Ruth’s Chris franchisees provided that (a) no Default or Potential Event of Default exists at the time of or would result after giving effect to any such acquisition, (b) such restaurant is wholly-owned by Company or a

Subsidiary of Company upon consummation of such acquisition, (c) after giving effect to any such acquisition and the related adjustments (on a reasonable and prudent pro forma basis in accordance with the standards set forth under Article 11 of Regulation S-X under the Securities Act) as determined in writing by the chief executive officer or chief financial officer of Company, as if such acquisition had occurred on the first day of the most recent twelve-month period for which Company’s results of operations are available, Company would be in compliance with the covenant set forth in subsection 7.6A and the Consolidated Leverage Ratio would be at least 0.25 below the Consolidated Leverage Ratio required as of such date pursuant to subsection 7.6B, and Company has delivered to Administrative Agent an Officer’s Certificate so stating and attaching financial information and calculations in form and substance reasonably satisfactory to Administrative Agent required to confirm such statement, and (d) the aggregate consideration for all such acquisitions in any Fiscal Year when added to the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount for such Fiscal Year set forth in subsection 7.14; and”

B. Restricted Junior Payments. Subsection 7.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make Restricted Junior Payments so long as no Event of Default shall have occurred and be continuing or shall be caused thereby in an aggregate amount not to exceed $1,000,000 in any Fiscal Year (a) for purposes of paying dividends on Company’s Capital Stock or (b) to the extent necessary to permit Company to repurchase shares of Capital Stock of Company (or options or warrants to acquire Capital Stock of Company) from former officers, directors or employees of Company or any of its Subsidiaries following the death, disability or termination of employment of such officers, directors or employees, and (ii) following the end of Fiscal Year 2010, Company may repurchase shares of its common stock in an aggregate amount not to exceed $25,000,000 so long as, after giving effect to any such repurchase, (a) the Consolidated Leverage Ratio, calculated on a pro forma basis, does not exceed 3.00 to 1.00, and (b) the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments by at least $15,000,000.”

C. Financial Covenants. Subsection 7.6 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A. Minimum Adjusted Fixed Charge Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDAR minus (a) taxes based on income of Company and its Subsidiaries on a consolidated basis paid in Cash and (b) Consolidated Maintenance Capital Expenditures to (ii) Consolidated Fixed Charges for any four Fiscal Quarter period ending on or after the last day of the fourth Fiscal Quarter of Fiscal Year 2010 to be less than 1.35 to 1.00.

“B. Maximum Consolidated Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated:

PERIOD	MAXIMUM LEVERAGE RATIO

Fourth Fiscal Quarter of Fiscal Year 2010	3.80 to 1.00
First, Second, Third and Fourth Fiscal Quarters of Fiscal Year 2011	3.75 to 1.00
First and Second Fiscal Quarters of Fiscal Year 2012	3.60 to 1.00
Third and Fourth Fiscal Quarters of Fiscal Year 2012	3.40 to 1.00
First, Second, Third and Fourth Fiscal Quarters of Fiscal Year 2013	3.10 to 1.00
First Fiscal Quarter of Fiscal Year 2014 and thereafter	2.75 to 1.00”

D. Capital Expenditures. Subsection 7.14 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“7.14. Consolidated Capital Expenditures

Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount which, when added to any acquisitions made during such Fiscal Year pursuant to subsection 7.3(vi), exceeds (i) for Fiscal Year 2009, $12,000,000, (ii) for Fiscal Year 2010, $12,500,000, and (iii) for any Fiscal Year thereafter, $12,500,000; provided, however, Company may make additional Consolidated Capital Expenditures and/or additional acquisitions permitted pursuant to Section 7.3(vi) in any Fiscal Year following Fiscal Year 2010 in an aggregate amount which does not exceed (a) $7,500,000 in the event that the Consolidated Leverage Ratio for the immediately preceding two Fiscal Quarters does not exceed 3.25 to 1.00, (b) $12,500,000 in the event that the Consolidated Leverage Ratio for the immediately preceding two Fiscal Quarters does not exceed 3.00 to 1.00, and (c) $17,500,000 in the event that the Consolidated Leverage Ratio for the immediately preceding two Fiscal Quarters does not exceed 2.50 to 1.00.”

Section 1.4 Modification of Schedules and Exhibits.

A. Schedule 2.1. Schedule 2.1 to the Credit Agreement is hereby amended by deleting said Schedule 2.1 in its entirety and substituting in place thereof a new Schedule 2.1 in the form of Schedule 2.1 to this Amendment.

B. Notice of Borrowing. Exhibit I to the Credit Agreement is hereby amended by deleting it in its entirety and substituting Exhibit I to this Amendment therefor.

C. Compliance Certificate. Exhibit VII to the Credit Agreement is hereby amended by deleting it in its entirety and substituting Exhibit VII to this Amendment therefor.

SECTION 2. LIMITED WAIVER.

Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance with the provisions of (a) subsection 6.1(iii) of the Credit Agreement to the extent necessary to permit Company to restate its financial statements for Fiscal Years 2005 through 2008 to reflect the reclassification of sales or revenue offsets and employee meals as other than operating expenses provided that a new report thereon of KPMG, LLP which satisfies the requirements of subsection 6.1(iii) is delivered at the time of the delivery of the financial statements for Fiscal Year 2009 and (b) subsection 7.7 of the Credit Agreement to the extent necessary to permit the issuance by Company of its convertible preferred stock and the rights offering to its existing stockholders contemplated by this Amendment.

Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waivers set forth above shall be limited precisely as written and relate solely to the noncompliance by Company with the provisions of subsections 6.1(iii) and 7.7 of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

(i) constitute a waiver of compliance by Company with respect to (A) subsection 6.1 (iii) or subsection 7.7 of the Credit Agreement in any other instance or (B) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

(ii) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Company represents and warrants to each Lender that the reclassification of sales or revenue offsets and employee meals to be reflected in any restatement of its financial statements for Fiscal Years 2005 through 2008 is not material and will not have any effect on its Consolidated EBITDA for any such Fiscal Year.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

Sections 1 and 2 of this Amendment (other than the provisions of Section 1.1D hereof) shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”) on or prior to March 31, 2010:

A. On or before the Second Amendment Effective Date, Company shall, and shall cause each Guarantor to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1. Copies of all amendments to the Organizational Documents of Company executed on or after February 19, 2008, in each case, certified by the Secretary of State of Delaware or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of Company, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the Second Amendment Effective Date;

2. Copies of all amendments to the Organizational Documents of each Guarantor executed on or after February 19, 2008, in each case, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Guarantor, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior the Second Amendment Effective Date;

3. Resolutions of the Governing Body of Company and each Guarantor approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

4. Signature and incumbency certificates of the officers of Company and each Guarantor executing this Amendment on each such Person’s behalf; and

5. Executed copies of this Amendment.

B. Lenders shall have received copies of one or more favorable written opinions of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Amendment Effective Date, and setting forth the matters as Administrative Agent acting on behalf of Lenders may reasonably request.

C. On or before the Second Amendment Effective Date, Company shall have received proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) of at least $42,500,000 in cash in exchange for the issuance of its convertible preferred stock to a new investor and a rights offering to existing stockholders and Company shall have prepaid the Loans in an amount equal to $42,500,000. In addition, Company shall have prepaid the Loans and permanently reduced the Revolving Loan Commitment Amount in an amount equal to all proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith not reflected in the calculation of the $42,500,000 of proceeds) of the rights offering in excess of $25,000,000. Any such reduction in the Revolving Loan Commitment Amount shall be in addition to the reduction in the Revolving Loan Commitment Amount effected pursuant to Section 1.2 hereof.

D. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

E. Company shall pay to each Lender executing this Amendment an amendment fee equal to 0.75% of such Lender’s Revolving Loan Exposure.

SECTION 4. COMPANY’S REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any Governmental Authorization.

E. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 5. ACKNOWLEDGEMENT AND CONSENT.

Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that the Subsidiary Guaranty and any Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in this Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 6. MISCELLANEOUS.

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof and the final sentence of this Section 6D) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. The provisions of Section 1.1D hereof shall become effective upon the satisfaction of the conditions set forth in Section 3 hereof and execution of a counterpart hereof by all Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

RUTH’S HOSPITALITY GROUP, INC. (F/K/A/ RUTH’S CHRIS STEAK HOUSE, INC.)

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as Co-Lead Arranger and as Administrative Agent

By:	/s/ J. Nicholas Cole
Name:	J. Nicholas Cole
Title:	Executive Vice President

BANK OF AMERICA, N.A., individually as a Lender and as Syndication Agent

By:	/s/ John H. Schmidt
Name:	John H. Schmidt
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent

By:	/s/ Denis Waltrich
Name:	Denis Waltrich
Title:	Vice President

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Co-Documentation Agent

By:	/s/ Lynn Richard
Name:	Lynn Richard
Title:	Senior Vice President

CAROLINA FIRST BANK, as a Lender

By:	/s/ Kathleen L. Graf
Name:	Kathleen L. Graf
Title:	Vice President

CITIBANK N.A., as a Lender

By:	/s/ Scott Miller
Name:	Scott Miller
Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ron Willard
Name:	Ron Willard
Title:	S. V. P.

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Garrett O’Malley
Name:	Garrett O’Malley
Title:	Executive Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Kathy Bennett
Name:	Kathy Bennett
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Jackson Young
Name:	Jackson Young
Title:	Vice President

ACKNOWLEDGED AND AGREED:	R.C. EQUIPMENT, INC. (for purposes of Section 5 only), as a Credit Support Party

	By:	/s/ Robert M. Vincent
	Name:	Robert M. Vincent
	Title:	Executive Vice President/CFO

R.F. INC. (for purposes of Section 5 only), as a Credit Support Party

	By:	/s/ Robert M. Vincent
	Name:	Robert M. Vincent
	Title:	Executive Vice President/CFO

RCSH HOLDINGS, INC. (for purposes of Section 5 only), as a Credit Support Party

	By:	/s/ Robert M. Vincent
	Name:	Robert M. Vincent
	Title:	Executive Vice President/CFO

RCSH MANAGEMENT, INC. (for purposes of Section 5 only), as a Credit Support Party

	By:	/s/ Robert M. Vincent
	Name:	Robert M. Vincent
	Title:	Executive Vice President/CFO

RCSH OPERATIONS, INC. (for purposes of Section 5 only), as a Credit Support Party

	By:	/s/ Robert M. Vincent
	Name:	Robert M. Vincent
	Title:	Executive Vice President/CFO

RCSH OPERATIONS, LLC (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RCSH PROMOTIONS, LLC (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RUTH’S CHRIS STEAK HOUSE DALLAS, L.P. (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as General Partner

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RUTH’S CHRIS STEAK HOUSE TEXAS, L.P. (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as General Partner

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RUTH’S CHRIS STEAK HOUSE #15, INC. (for purposes of Section 5 only), as a Credit Support Party

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RUTH’S CHRIS STEAK HOUSE FRANCHISE, INC. (for purposes of Section 5 only), as a Credit Support Party

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RHG FISH MARKET, INC. (for purposes of Section 5 only), as a Credit Support Party

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RHG KINGFISH, LLC (for purposes of Section 5 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RCSH MILLWORK, LLC (for purposes of Section 5 only), as a Credit Support Party

By:	RCSH OPERATIONS, LLC, as Sole Member and Manager

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

RCSH UTAH, INC. (for purposes of Section 5 only), as a Credit Support Party

By:	/s/ Robert M. Vincent
Name:	Robert M. Vincent
Title:	Executive Vice President/CFO

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